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                                      EXHIBIT 11

                               CANTEL INDUSTRIES, INC.

                           COMPUTATION OF EARNINGS PER SHARE


                                  Three Months Ended       Nine Months Ended
                                      April 30,                April 30,
                                 --------------------    ---------------------
                                   1998       1997          1998       1997
                                 ---------  ---------    ----------  ---------
         BASIC

Weighted average number of
  shares outstanding             4,262,213  4,166,322     4,197,583  4,041,958
                                 ---------  ---------    ----------  ---------
                                 ---------  ---------    ----------  ---------

Net income                       $ 484,000  $ 164,000    $1,265,000  $ 828,000
                                 ---------  ---------    ----------  ---------
                                 ---------  ---------    ----------  ---------

Earnings per common share           $ 0.11     $ 0.04        $ 0.30     $ 0.20
                                    ------     ------        ------     ------
                                    ------     ------        ------     ------

     DILUTED

Weighted average number of
  shares outstanding             4,262,213  4,166,322     4,197,583  4,041,958

Dilutive effect of options and
  warrants using the treasury
  stock method and the average
  market price for the period      243,412    234,969       228,622    317,643
                                 ---------  ---------    ----------  ---------

Weighted average number of
  shares and common stock
  equivalents                    4,505,625  4,401,291     4,426,205  4,359,601
                                 ---------  ---------    ----------  ---------
                                 ---------  ---------    ----------  ---------

Net income                       $ 484,000  $ 164,000    $1,265,000  $ 828,000
                                 ---------  ---------    ----------  ---------
                                 ---------  ---------    ----------  ---------

Earnings per common share           $ 0.11     $ 0.04        $ 0.29     $ 0.19
                                    ------     ------        ------     ------
                                    ------     ------        ------     ------